UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

CARBONITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Boston, Massachusetts 02115

(Address of principal executive offices, including ZIP code)

(617) 587-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2013, Timothy Clifford was elected to serve as a director of Carbonite, Inc. (the “Company”) to fill the vacancy created as a result of Gary Hromadko’s decision not to stand for reelection to the Company’s board of directors at the Company’s 2012 annual meeting of stockholders. Mr. Clifford will serve, subject to the terms of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, as a Class I director of the Company until the Company’s 2015 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Mr. Clifford has not been appointed to serve on any committees of the Company’s board of directors at this time.

Mr. Clifford previously served as Co-President, National Accounts, and President, Benefits and Talent Management Services, at Automatic Data Processing, Inc. (“ADP”). ADP previously administered the Company’s 401(k) plan and previously served as the Company’s payroll processor, for which the Company paid ADP $124,000 in 2012 and $101,000 to date in 2013. The Company has had no transaction since the beginning of its last fiscal year, and has no currently proposed transaction, in which Mr. Clifford has a direct or indirect material interest.

In connection with Mr. Clifford’s election to the Company’s board of directors, the Company granted Mr. Clifford an option to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, which option is subject to quarterly vesting over 3 years contingent upon Mr. Clifford’s continued service as a director of the Company. The option granted to Mr. Clifford will vest in full immediately prior to a change of control of the Company.

Item 7.01 Regulation FD Disclosure.

On November 12, 2013, the Company issued a press release announcing Mr. Clifford’s election to the Company’s board of directors, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information set forth in this Item 7.01 of the Current Report on Form 8-K, including the exhibit referenced herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Exhibits.

(d) Exhibits

99.1	Press Release dated November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on November 12, 2013.

CARBONITE, INC.

By:	/s/ Danielle Sheer
Name:	Danielle Sheer
Title:	Vice President and General Counsel